Exhibit 99.1

Contacts:
Medivation, Inc.	WCG
Patrick Machado, Chief Business Officer	Nicole Foderaro
(415) 829-4101	(415) 946-1058

MEDIVATION REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS AND PROVIDES

CORPORATE UPDATE

— Company Announces It Will Conduct Interim Analysis of Phase 3 MDV3100 AFFIRM Trial in

Post-Chemotherapy Prostate Cancer Patients —

— Conference Call Today at 4:30 p.m. Eastern Time —

San Francisco (May 6, 2011) — Medivation, Inc. (Nasdaq: MDVN) today provided a corporate update and reported its financial results for the first quarter ended March 31, 2011.

“We and our partner Astellas continue to make substantial progress with our MDV3100 program. We now have multiple MDV3100 trials ongoing evaluating a broad spectrum of advanced prostate cancer patients, and we have jointly reached a decision to conduct an interim analysis of our Phase 3 AFFIRM trial in the post-chemotherapy patient population,” said David Hung, M.D., president and chief executive officer of Medivation. “On the corporate side, we reiterate our financial guidance for 2011 and continue to believe that our existing cash is adequate to fund our operations beyond the end of 2012, which we expect to be more than sufficient time to complete and report data from our ongoing Phase 3 trials in post-chemotherapy advanced prostate cancer and in Alzheimer’s disease.”

Recent Accomplishments and Anticipated Milestones

MDV3100

•

Confirmed intent to conduct an interim analysis of the Phase 3 AFFIRM trial, which is evaluating the effect of MDV3100 on overall survival in 1,199 men with advanced prostate cancer who have previously been treated with docetaxel-based chemotherapy. Depending on the survival rates of patients in the AFFIRM trial, data from the interim analysis could potentially be available in 2011.

•

Continued to enroll patients in the Phase 3 PREVAIL trial, which is evaluating the effect of MDV3100 on overall survival and progression-free survival in men with advanced prostate cancer who have not yet received chemotherapy. This trial is expected to enroll approximately 1,700 chemotherapy-naïve patients globally.

•

Initiated the Phase 2 TERRAIN trial, which is comparing the effect of MDV3100 versus bicalutamide, the most commonly used anti-androgen, on progression-free survival in approximately 370 patients with advanced prostate cancer who have progressed following medical castration with LHRH analog therapy or surgical castration.

•

On track to initiate a Phase 2 trial in the second quarter of 2011 in patients who have not yet received any hormonal therapy. This will be the first trial to evaluate MDV3100 in advanced prostate patients who have not yet undergone medical or surgical castration.

Dimebon (latrepirdine)

•

Announced top-line results from the Phase 3 placebo-controlled HORIZON trial in patients with Huntington disease showing that dimebon was generally well tolerated but did not achieve statistical significance on any of the co-primary or secondary efficacy endpoints. Based on these results, we have discontinued the dimebon program in Huntington disease.

•

On track to report top-line results from the Phase 3 CONCERT trial in the first half of 2012. This 12-month clinical trial in 1,003 patients with mild-to-moderate Alzheimer’s disease is evaluating the potential efficacy of dimebon when added to ongoing treatment with donepezil, the leading approved treatment for mild-to-moderate Alzheimer’s disease.

First Quarter 2011 Financial Results

Revenue for the first quarter of 2011 was $14.7 million, consisting of partial recognition of the non-refundable up-front and development milestone payments to date from the Company’s corporate partners Pfizer and Astellas. These payments were recorded as deferred revenue upon receipt and are being recognized as revenue on a straight-line basis over the estimated performance period of the Company’s obligations under the applicable collaboration agreement.

For the three months ended March 31, 2011, total operating expenses were $23.8 million, compared with total operating expenses of $33.4 million for the same period in 2010. These figures include non-cash stock-based compensation expense of $3.6 million in the quarter ended March 31, 2011, compared with $3.5 million for the same period in 2010.

Medivation reported a net loss for the quarter ended March 31, 2011, of $8.5 million, or $0.24 per share, compared with a net loss of $17.5 million, or $0.51 per share, for the same period in 2010.

Cash, cash equivalents and short-term investments at March 31, 2011, totaled $195.0 million, compared with $207.8 million at December 31, 2010.

2011 Financial Outlook

Medivation reaffirms its guidance that total operating expenses for 2011, net of cost-sharing payments from Astellas and Pfizer, will be between $100.0 and $110.0 million. This forecast includes approximately $12.0 million of non-cash stock-based compensation expense.

Conference Call Information

To participate by telephone in today’s live call beginning at 4:30 p.m. Eastern Time, please call 877-303-2523 from the U.S. or +1-253-237-1755 internationally. In addition, the live conference call is being webcast and can be accessed on the “Events and Presentations” page of the “Investor Relations” section of the Company’s website at www.medivation.com. A replay also will be available for 30 days following the live call.

About Medivation

Medivation, Inc. is a biopharmaceutical company focused on the rapid development of novel small molecule drugs to treat serious diseases for which there are limited treatment options. Medivation aims to transform the treatment of these diseases and offer hope to critically ill patients and their caregivers. Together with its corporate partners Astellas and Pfizer, Medivation currently has investigational drugs in Phase 3 development to treat advanced prostate cancer and mild-to-moderate Alzheimer’s disease. For more information, please visit us at www.medivation.com.

This press release contains forward-looking statements, including statements regarding the continued clinical development of Medivation’s product candidates and potential future progress related thereto, the therapeutic potential of Medivation’s product candidates, the potential completion of patient enrollment in ongoing clinical trials, the planned initiation of additional clinical trials, the planned interim analysis in the AFFIRM study, the anticipated timing of announcement of top-line data from ongoing clinical trials and other statements with respect to future clinical trial events or results, the continued effectiveness of, and continuing collaborative activities and benefits under, Medivation’s collaboration agreements with Pfizer and Astellas, and Medivation’s anticipated future financial results, including the potential sufficiency of Medivation’s cash resources, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Medivation’s actual results to differ significantly from those projected, including, without limitation, risks related to progress, timing and results of Medivation’s clinical trials, including the risk that adverse clinical trial results could alone or together with other factors result in the delay or discontinuation of some or all of Medivation’s product development activities and the risk that positive results seen in our prior clinical trials may not be predictive of the results of our ongoing or planned clinical trials, difficulties or delays in enrolling and retaining patients in Medivation’s clinical trials, including as a result of the availability of competing treatments or clinical trials of competing drugs for the same indication, partnering of Medivation’s product candidates, including Medivation’s dependence on the efforts of and funding by Astellas and Pfizer for the development of MDV3100 and dimebon, respectively, the achievement of development, regulatory and commercial milestones under Medivation’s collaboration agreements, the manufacturing of Medivation’s product candidates, the adequacy of Medivation’s financial resources, unanticipated expenditures or liabilities, intellectual property matters, and other risks detailed in Medivation’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended March 31, 2011, filed today with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Medivation disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

~financial statements follow~

MEDIVATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2011	2010
Collaboration revenue	$14,709	$15,734

Operating expenses:
Research and development	17,618	25,582
Selling, general and administrative	6,156	7,839

Total operating expenses	23,774	33,421

Loss from operations	(9,065)	(17,687)
Other income (expense):
Interest income	41	113
Other income (expense), net	(333)	109

Total other income (expense)	(292)	222

Net loss before income tax	(9,357)	(17,465)
Income tax expense (benefit)	(905)	—

Net loss	$(8,452)	$(17,465)

Basic and diluted net loss per common share	$(0.24)	$(0.51)

Weighted average common shares used in the calculation of basic and diluted net loss per share	34,663	33,953

MEDIVATION, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$94,885	$107,717
Short-term investments	100,074	100,039
Receivable from collaboration partners	14,747	21,188
Prepaid expenses and other current assets	7,979	8,067

Total current assets	217,685	237,011
Property and equipment, net	754	862
Restricted cash	843	843
Other non-current assets	1,785	887

Total assets	$221,067	$239,603

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,879	$3,229
Accrued expenses	21,704	21,399
Deferred revenue	59,216	59,153
Other current liabilities	453	5,193

Total current liabilities	86,252	88,974
Deferred revenue, net of current	126,735	141,507
Other non-current liabilities	1,412	1,438

Total liabilities	214,399	231,919

Stockholders’ equity:
Preferred stock, $0.01 par value per share;
1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value per share;
50,000,000 shares authorized; issued and outstanding 34,777,729 shares at March 31, 2011 and 34,573,829 shares at December 31, 2010	348	346
Additional paid-in capital	226,220	218,786
Accumulated other comprehensive gain	2	2
Accumulated deficit	(219,902)	(211,450)

Total stockholders’ equity	6,668	7,684

Total liabilities and stockholders’ equity	$221,067	$239,603